UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2013 (December 19, 2013)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On December 19, 2013, MidAmerican Energy Holdings Company (“MidAmerican”) completed its previously announced merger of NV Energy, Inc. (“NVE”) and Silver Merger Sub, Inc., a subsidiary of MidAmerican. Following the completion of the merger (the “NVE Merger”), NVE became an indirect wholly owned subsidiary of MidAmerican.

Under the terms of the Agreement and Plan of Merger, dated as of May 29, 2013, among MidAmerican, NVE and Silver Merger Sub, Inc., MidAmerican paid approximately $5.6 billion in cash for all the outstanding common stock of NVE. MidAmerican funded the purchase price for the NVE Merger by issuing $1.0 billion of common equity to its existing shareholders on December 19, 2013, issuing $2.594 billion of junior subordinated debentures to certain subsidiaries of Berkshire Hathaway Inc. (“Berkshire Hathaway”) on December 19, 2013, and using $2.0 billion of cash, including certain proceeds from senior debt issued on November 8, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

MidAmerican issued $2.594 billion of junior subordinated debentures to certain subsidiaries of Berkshire Hathaway pursuant to an indenture, by and between MidAmerican and The Bank of New York Mellon Trust Company, N.A., as trustee, dated as of December 19, 2013 (the “Indenture”). The junior subordinated debentures are unsecured and junior in right of payment to MidAmerican's senior debt. The junior subordinated debentures (i) have a 30 year maturity; (ii) bear interest at a floating rate equal to (a) the greater of 1% and the London Interbank Offered Rate (the greater of such two rates, the “Base Rate”) plus 200 basis points through the date prior to the third anniversary of the issuance date; (b) the Base Rate plus 300 basis points (or, if at least 50% of principal is repaid prior to the third anniversary of the issuance date, the Base Rate plus 200 basis points) from the third anniversary of the issuance date through the date prior to the seventh anniversary of the issuance date; and (c) the Base Rate plus 375 basis points from the seventh anniversary of the issuance date until the maturity of the junior subordinated debentures; and (iii) are redeemable at MidAmerican's option from time to time at par plus accrued and unpaid interest. The holders are restricted from transferring the junior subordinated debentures except to Berkshire Hathaway and its subsidiaries.

The foregoing discussion of the junior subordinated debentures is qualified in its entirety by reference to the Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

Pursuant to subscription agreements dated December 19, 2013, Berkshire Hathaway, which is MidAmerican's majority shareholder, and certain other of MidAmerican's existing shareholders and related companies invested $1.0 billion, in the aggregate, in MidAmerican's common equity in order to provide a portion of the funding for the NVE Merger (the “New Equity Investment”). The New Equity Investment was consummated on December 19, 2013, and resulted in the issuance of 2,857,143 shares of MidAmerican's common stock. The New Equity Investment was effected pursuant to a private placement and was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The financial statements required by paragraph (a) of Item 9.01 of Form 8-K are not included herein and, pursuant to paragraph (a)(4) of such Item 9.01, such financial statements will be filed by MidAmerican not later than March 7, 2014 by amendment to this Form 8-K.

(b) Pro forma financial information

The pro forma financial information required by paragraph (b) of Item 9.01 of Form 8-K is not included herein and, pursuant to paragraph (b)(2) of such Item 9.01, such pro forma financial information will be filed by MidAmerican not later than March 7, 2014 by amendment to this Form 8-K.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of December 19, 2013, by and between MidAmerican Energy Holdings Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the junior subordinated debentures (including form of junior subordinated debenture).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: December 19, 2013
/s/ Douglas L. Anderson
Douglas L. Anderson
Executive Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated as of December 19, 2013, by and between MidAmerican Energy Holdings Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the junior subordinated debentures (including form of junior subordinated debenture).

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